                                                                   Exhibit 10.84


                             GEN-PROBE INCORPORATED

                           DEFERRED COMPENSATION PLAN

                             EFFECTIVE JUNE 30, 2005

                                TABLE OF CONTENTS


                                                                           PAGE

ARTICLE 1      DEFINITIONS...................................................1

ARTICLE 2      SELECTION, ENROLLMENT, ELIGIBILITY............................5

      2.1   Selection by Committee...........................................5

      2.2   Enrollment Requirements..........................................6

      2.3   Eligibility Commencement of Participation........................6

      2.4   Termination of Participation and/or Deferrals....................6

ARTICLE 3      DEFERRAL COMMITMENT/CREDITING OF GAINS, EARNINGS,
               LOSSES, ETC...................................................6

      3.1   Deferred Compensation............................................6

      3.2   Election to Defer Compensation...................................7

      3.3   Withholding of Deferral Amounts..................................7

      3.4   Company Contributions............................................7

      3.5   Selection of Deemed Investments..................................9

      3.6   Crediting of Earnings, Gains, Losses, and Changes in Value
            of Deemed Investments............................................9

      3.7   FICA and Other Taxes.............................................9

      3.8   Vesting.........................................................10

ARTICLE 4      IN-SERVICE DISTRIBUTION AND UNFORESEEABLE FINANCIAL
               EMERGENCIES..................................................11

      4.1   In-Service Distributions........................................11

      4.2   Withdrawal Payout/Suspensions for Unforeseeable Financial
            Emergencies.....................................................11

ARTICLE 5      RETIREMENT BENEFIT...........................................12

      5.1   Retirement Benefit..............................................12

      5.2   Payment of Retirement Benefits..................................12

      5.3   Death Prior to Completion of Retirement Benefits................12

ARTICLE 6      PRE-RETIREMENT SURVIVOR BENEFIT..............................13

      6.1   Pre-Retirement Survivor Benefit.................................13

      6.2   Payment of Pre-Retirement Survivor Benefits.....................13

ARTICLE 7      TERMINATION BENEFIT..........................................13

      7.1   Termination Benefits............................................13

      7.2   Payment of Termination Benefit..................................13

      7.3   Death Prior to Completion of Termination Benefits...............13

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                          PAGE

ARTICLE 8      CHANGE IN CONTROL BENEFIT....................................13

      8.1   Change In Control...............................................13

ARTICLE 9      DISABILITY WAIVER AND BENEFIT................................14

      9.1   Disability Waiver...............................................14

      9.2   Benefit Eligibility.............................................14

      9.3   Nonqualified Deferred Compensation Plan Rules...................14

ARTICLE 10     BENEFICIARY DESIGNATION......................................14

      10.1  Beneficiary.....................................................14

      10.2  Beneficiary Designation; Change; Spousal Consent................14

      10.3  Acknowledgement.................................................15

      10.4  No Beneficiary Designation......................................15

      10.5  Doubt as to Beneficiary.........................................15

      10.6  Discharge of Obligations........................................15

ARTICLE 11     LEAVE OF ABSENCE.............................................15

      11.1  Paid leave of Absence...........................................15

      11.2  Unpaid Leave of Absence.........................................15

ARTICLE 12     TERMINATION, AMENDMENT, OR MODIFICATION......................16

      12.1  Termination.....................................................16

      12.2  Amendment.......................................................16

      12.3  Effect of Payment...............................................16

ARTICLE 13     ADMINISTRATION...............................................16

      13.1  Committee Duties................................................16

      13.2  Agents..........................................................16

      13.3  Binding Effect of Decisions.....................................17

      13.4  Indemnity of Committee..........................................17

      13.5  Employer Information............................................17

ARTICLE 14     ADMINISTRATION UPON CHANGE IN CONTROL........................17

      14.1  Committee.......................................................17

      14.2  Benefit Review Committee........................................17

ARTICLE 15     CLAIMS PROCEDURE.............................................18

      15.1  Presentation of Claim...........................................18

      15.2  Notification of Decision........................................18

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                          PAGE

      15.3  Review of a Denied Claim........................................19

      15.4  Decision on Review..............................................19

      15.5  Legal Action....................................................19

      15.6  Arbitration.....................................................19

ARTICLE 16     TRUST........................................................21

      16.1  Establishment of Trust..........................................21

      16.2  Interrelationship of the Plan and the Trust.....................21

ARTICLE 17     MISCELLANEOUS................................................21

      17.1  Unsecured General Creditor......................................21

      17.2  Employer's Liability............................................21

      17.3  Non-Assignability...............................................22

      17.4  Coordination with Other Benefits................................22

      17.5  Not a Contract of Employment or Service.........................22

      17.6  Furnishing Information..........................................22

      17.7  Terms...........................................................22

      17.8  Captions........................................................22

      17.9  Governing Law...................................................22

      17.10 Notice..........................................................22

      17.11 Successors......................................................23

      17.12 Spouse's Interest...............................................23

      17.13 Validity........................................................23

      17.14 Incompetent.....................................................23

      17.15 Court Order.....................................................23

      17.16 Legal Fees To Enforce Rights After Change in Control............23

                             GEN-PROBE INCORPORATED

                           DEFERRED COMPENSATION PLAN

                             EFFECTIVE JUNE 30, 2005

                                     PURPOSE

      The purpose of this plan is to provide specified benefits to a select group of management or highly compensated employees and non-employee members of the Board who contribute materially to the continued growth, development and future business success of Gen-Probe Incorporated, a Delaware corporation, and its Subsidiaries, if any. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE 1

                                   DEFINITIONS

      For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

      1.1 "Account Balance" shall mean, with respect to a Participant, the sum of (a) his or her Elective Deferral Account plus (b) his or her Company Contribution Account plus (c) earnings, gains, losses, and changes in value of the Deemed Investments thereon credited (or debited) in accordance with
  Section 3.6, net of all distributions. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to or in respect of a Participant pursuant to the Plan.

      1.2 "Annual Bonus" shall mean any compensation, excluding Base Annual Salary, paid in respect of a Plan Year to a Participant as an employee under the Company's incentive plan, or otherwise as a bonus in the discretion of the Company. A performance-based bonus may have special meaning under the terms of this Plan solely for purposes of a Participant's timing of elections, as described in Section 3.2. The Committee may, in its discretion, with respect to any one or more Participants establish for any Plan Year a limit on the amount of Annual Bonus to be taken into account under this Plan.

      1.3 "Annual Commissions" shall mean any annual commissions paid to a Participant as an employee under a Company commission plan or arrangement, or otherwise as a commission in the discretion of the Company. The Committee may, in its discretion, with respect to any one or more Participants establish for any Plan Year a limit on the amount of Annual Commissions to be taken into account under this Plan.

      1.4 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary, Director Fees, Annual Bonus and/or Annual Commissions that a Participant elects to have, and that is, deferred, in accordance with
  Article 3 for any one Plan Year. In the event of Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

      1.5 "Annual Installment Method" shall mean the payment of a Participant's benefit in annual installments to be paid, if so elected by a Participant, as follows: (i) during the calendar year in which payment begins, such payment shall equal (a) the Account Balance as of the Retirement Date; divided


                                       1.

  by (b) the total number of installment payments to be made; and (ii) during the benefit payment period, the amount of each installment to be paid during each calendar year thereafter shall be recalculated, and shall be equal to (a) the remaining amount payable to the Participant as of such January 1; divided by (b) the number of installment payments to be made in or after such subsequent calendar year. The first such installment shall be made as of the Retirement Date and subsequent installments shall be as of January 1 of each subsequent calendar year. The final installment payment shall be equal to the remaining amount payable to the Participant. In no event shall the amount of any installment payment exceed the remaining amount payable to the Participant.

      1.6 "Base Annual Salary" shall mean the annual compensation (excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, Director Fees and other fees, stock options and phantom stock grants, and car allowances) paid to a Participant for services rendered to any Employer, before reduction for compensation deferred pursuant to all tax-qualified, non-qualified and Code Section 125 plans (other than compensation deferred under individual employment contracts) of any Employer. The Committee may, in its discretion, with respect to any one or more Participants establish for any Plan Year a limit on the amount of Base Annual Salary to be taken into account under this Plan.

      1.7 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under the Plan upon the death of a Participant.

      1.8 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs, and returns to the Committee to designate one or more Beneficiaries.

      1.9 "Board" shall mean the board of directors of the Company.

      1.10 "Change in Control" shall mean a change in ownership, effective control or a change in the ownership of a substantial portion of the assets of the corporation, determined objectively, pursuant to the Code and Section 409A transitional guidance, through any of the following transactions; on the date that any one person or persons acting as a group: (i) acquires ownership of Company stock constituting more than fifty percent (50%) of the total fair market value or total voting power of the Company, or (ii) acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company, or (iii) acquires assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition, or (iv) when a majority of members of the Company's Board is replaced during any (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board prior to the date of the appointment or elections. Should the Company in its' discretion decide to terminate the Plan within twelve (12) months of the Change in Control date, subsequent Plan payments will be deemed made for reason of Change of Control.

      1.11 "Claimant" shall have the meaning set forth in Section 15.1.

      1.12 "Code" shall mean the Internal Revenue Code of 1986, as amended; inclusive of Section 409A as promulgated under Section 885 of the American Jobs Creation Act of 2004 and as interpreted by the Treasury Department and Internal Revenue Service guidance and regulations.



                                       2.

      1.13 "Committee" shall mean the administrative Committee appointed to manage and administer the Plan in accordance with its provisions and pursuant to Article 13.

      1.14 "Company" shall mean Gen-Probe Incorporated, a Delaware corporation.

      1.15 "Company Contribution Account" shall mean the Participant's share of
  (a) Company Matching Contributions plus (b) Discretionary Matching Make-Up Contributions plus (c) earnings, gains, losses, and changes in value of the Deemed Investments hereon credited (or debited) in accordance with Section 3.6, net of all distributions from such account. This Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan.

      1.16 "Company Matching Contribution" shall mean any contribution made and credited to Company Contribution Accounts by the Company in accordance with
  Section 3.4(a) below.

      1.17 "Deemed Investments" shall mean one or more of investment vehicles selected by the Committee pursuant to Section 3.5.

      1.18 "Deduction Limitation" shall mean the following described limitation on the annual benefit that may be distributed pursuant to the provisions of this Plan. The limitation shall be applied to distributions under this Plan as expressly set forth in this Plan. If the Company determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code
  Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Company may, in its sole discretion, defer all or any portion of the distribution. Any amounts deferred pursuant to this limitation shall continue to be credited (or debited) with earnings, gains, losses, and changes in value of the Deemed Investments in accordance with Section 3.6. The amounts so deferred and interest thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. In the event this Section 1.17 fails to meet the limitations or requirements of the Code, then this Section 1.17 shall be modified by action of the Committee to the extent necessary to satisfy the requirements of the Code and transitional relief provided with respect to Code Section 409A.

      1.19 "Deferral Amount" shall mean the sum of all of a Participant's Annual Deferral Amounts.

      1.20 "Director" shall mean any non-employee member of the Board.

      1.21 "Director Fees" shall mean the annual fees paid by the Company, including retainer fees, meeting fees and chairperson fees, as compensation for serving on the Board or any of the Board's committees. The Committee may, in its discretion, with respect to any one or more Participants establish for any Plan Year a limit on the amount of Director Fees to be taken into account under this Plan.

      1.22 "Discretionary Matching Make Up Contribution" shall mean any contribution made and credited to Company Contribution Accounts by the Company in accordance with Section 3.4(b) below.

      1.23 "Disability" shall exist if the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to


                                       3.

  result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health policy covering employees or, if applicable, Directors of the Participant's Employer.

      1.24 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs, and returns to the Committee to make an election under the Plan.

      1.25 "Elective Deferral Account" shall mean the sum of (a) a Participant's Deferral Amount, plus (b) earnings, gains, losses, and changes in value of the Deemed Investments hereon credited (or debited) in accordance with Section 3.6, net of all distributions from such Account. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan.

      1.26 "Employers" shall mean the Company and/or any of its Subsidiaries and partners that have been selected by the Board to participate in the Plan.

      1.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      1.28 "In-Service Distribution" shall mean the payout set forth in Section 4.1.

      1.29 "Participant" shall mean any employee or Director (a) who is selected to participate in the Plan, (b) who elects to participate in the Plan, (c) who signs a Plan Agreement, an Election Form, and a Beneficiary Designation Form,
  (d) whose signed Plan Agreement, Election Form, and Beneficiary Designation Form are accepted by the Committee, (e) who commences participation in the Plan, and (f) whose Plan Agreement has not terminated.

      1.30 "Plan" shall mean the Company's Deferred Compensation Plan which shall be evidenced by this instrument and, with respect to each Participant, by his or her Plan Agreement, as each may be amended from time to time.

      1.31 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between one or more Employers and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and shall specify, the Employer or Employers liable for the Participant's benefits hereunder and the magnitude or extent of such liability. The Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement and each Employer's liability. Upon the complete payment of a Participant's Account Balance, each individual's Plan Agreement and his or her status as a Participant shall terminate.

      1.32 "Plan Year" shall be the calendar year starting with 2005. The first Plan Year shall be a short Plan Year beginning June 30, 2005.

      1.33 "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
  Article 6.

      1.34 "Retirement," "Retire," "Retires," "or "Retired" shall mean severance from all employment and service with all Employers for any reason other than a leave of absence, death or Disability on or after the attainment of (a) age fifty-five (55) and the completion of five (5) Years of Service or (b) age sixty-five (65), whichever is earlier.



                                       4.

      1.35 "Retirement Benefit" shall mean the benefit set forth in Article 5.

      1.36 "Subsidiary" or "Subsidiaries" shall mean any corporation (other than the Employer) in an unbroken chain of corporations or other entities beginning with the Employer, if each of the entities other than the last entity in the unbroken chain owns stock, partnership rights or other ownership interest possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, partnership rights or other ownership interest in one of the other entities in such chain.

      1.37 "Termination Benefit" shall mean the benefit set forth in Article 7.

      1.38 "Termination of Employment" shall mean the ceasing of all employment and/or services with all Employers, voluntary or involuntary, for any reason other than Retirement, death, or an authorized leave of absence. Notwithstanding the foregoing, no Termination of Employment shall occur merely by reason of the transfer of employment or service of a Participant from an Employer to any entity directly or indirectly controlled by or under common control with the Company and which is not an Employer (a "Non-Participating Entity"). Rather, such a Participant's Termination of Employment shall occur on the ceasing of all of the Participant's employment and/or service with all Non-Participating Entities and all Employers.

      1.39 "Trust" shall mean the trust established pursuant to that certain Trust Agreement between the Company and the trustee named therein, as amended from time to time.

      1.40 "Unforeseeable Financial Emergency" shall be defined as a severe financial hardship to the Participant resulting from illness or accident of the Participant, the Participant's spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amount of the distribution upon Unforeseeable Emergency may not exceed the amounts necessary to satisfy the emergency and pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship).

      1.41 "Years of Service" shall mean the total number of years in which a Participant has been employed by or in the service of an Employer. For purposed of this definition only, a year of employment or service shall be a three hundred and sixty-five (365) day period (or three hundred sixty-six
  (366) day period in the case of a leap year) that, for the first year of employment or service, commences on the Participant's date of hire or engagement and that, for any subsequent year, commences on an anniversary of that hiring date or engagement date.

                                    ARTICLE 2

                       SELECTION, ENROLLMENT, ELIGIBILITY

      2.1 Selection by Committee. Participation in the Plan shall be limited to Directors and employees of an Employer who are part of a select group of management or highly compensated employees. From the foregoing, the Committee shall select, in its sole and absolute discretion, individuals to participate in the Plan.



                                       5.

      2.2 Enrollment Requirements. As a condition to participation, each selected individual shall complete, execute, and return to the Committee a Plan Agreement, an Election Form, and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole and absolute discretion are necessary.

      2.3 Eligibility Commencement of Participation. Provided an individual selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within thirty (30) days of selection, that individual shall commence participation in the Plan upon the timely completion of those requirements and the Committee's acceptance of all submitted documents. If a Participant's initial election to defer Compensation pursuant to Section 3.2 is not received by the Committee within the required thirty
  (30) day period, that Participant shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

      2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer meets the requirement of
  Section 2.1 hereof, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) terminate the Participant's participation in the Plan. The Participant's Account Balance shall be distributed in accordance with the Participant's prior elections and any overriding provisions of the Plan. If the Committee chooses not to terminate the Participant's participation in the Plan, the Committee may, in its sole discretion, reinstate the Participant to full Plan participation at such time in the future as the Participant again meets the requirements of Sections 2.1. In the event this Section 2.4 fails to meet the limitations or requirements of the Code, then this Section 2.4 shall be modified by action of the Committee to the extent necessary to satisfy the requirements of the Code, inclusive of transitional relief provided with respect to Code Section 409A.

                                   ARTICLE 3

        DEFERRAL COMMITMENT/CREDITING OF GAINS, EARNINGS, LOSSES, ETC.

      3.1 Deferred Compensation

            (a) Minimum. For each Plan Year, a Participant may elect to defer Base Annual Salary, Director Fees, Annual Bonus and/or Annual Commissions paid in respect of such Plan Year in the following minimum amounts for each deferral elected:

                   Deferral           Minimum Amount
            ----------------------    --------------
            Base Annual Salary or           0%
            Director Fees
            Annual Bonus                    0%
            Annual Commissions              0%

            If no election is made, the amount deferred shall be zero.



                                       6.

            (b) Maximum. For each Plan Year, a Participant may elect to defer Base Annual Salary, Director Fees, Annual Bonus and/or Annual Commissions up to the following maximum amounts:

                   Deferral           Maximum Amount
            ----------------------    --------------
            Base Annual Salary or          80%
            Director Fees
            Annual Bonus                  100%
            Annual Commissions            100%

      3.2 Election to Defer Compensation. In connection with a Participant's commencement of participation in the Plan, the Participant shall make a deferral election by delivering to the Committee a completed and signed Deferral Election Form, which must be accepted by the Committee for a valid election to exist. For each succeeding Plan Year, a new Election Form must be delivered to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no Election Form is timely delivered for a Plan Year, no Annual Deferral Amount shall be withheld for that Plan Year. However, in the case of performance-based compensation based on services performed over a period of at least twelve (12) months, an election to defer such Annual Bonus compensation may be made, subject to the discretion of the Company, no later than six (6) months before the end of the performance-based period assuming such election currently complies with the Code and transitional relief offered thereunder.

      3.3 Withholding of Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld each payroll period in equal amounts from the Participant's Base Annual Salary. The Director Fees, Annual Bonus and Annual Commissions portion of the Annual Deferral Amount shall be withheld at the time the Director Fees, Annual Bonus and Annual Commissions are or otherwise would be paid to the Participant. The Annual Deferral Amount shall be credited to the Participant's Elective Deferral Account. A Participant shall at all times have a fully vested and non-forfeitable interest in his or her Elective Deferral Account.

      3.4 Company Contributions.

            (a) Discretionary Company Matching Contribution. If a Participant is contributing the maximum deferral contributions limit specified under the 401(k) plan sponsored by the Company (the "401(k) Plan") for a Plan Year, the Company may, in its sole discretion, but it is not required to, cause to be credited to a Participant's Company Contribution Account for such Plan Year an amount equal to the Company contributions (including matching and discretionary contributions) that would have been made on the Participant's behalf and allocated to his account under the 401(k) Plan for such Plan Year, but which could not be made because of limitations imposed by the 401(k) Plan pursuant to the Code, including, but not limited to, (a) any reduction in matching contributions under the 401(k) Plan attributable either to a limitation on the Participant's 401(k) contributions under the 401(k) Plan pursuant to Section 401(k) of the Code or limitations imposed on the matching contributions under the 401(k) Plan pursuant to Section 401(m) of the Code, (b) the limitations contained in Section 402(g) of the Code, (c) any reduction that occurs as a result of the application of the compensation limitations contained in Section 401(a)(17) of the Code, and (d) any reduction that occurs as a result of the application of the limitations contained in Section 415 of the Code.



                                       7.

                  All such amounts shall be credited to a Participant's Company Contribution Account as of the date or dates such amounts would have been credited to the Participant's account(s) in the 401(k) Plan if such amounts had in fact been credited to his account(s) in the 401(k) Plan.

            (b) Discretionary Matching Make Up Contribution. Each Plan Year, the Company may make, in its discretion, a Discretionary Matching Make Up Contribution on behalf of each eligible active Participant who had deferral contributions attributable to the maximum deferral contribution limit made on his or her behalf during the contribution period to the 401(k) Plan and deferred an amount to the Plan. All Discretionary Matching Make Up Contributions will be computed by the Company based on the Participant's compensation during the relevant contribution period.

                  The amount of the Discretionary Matching Make Up Contribution shall be determined to be any amount necessary to satisfy or replace any lost benefit due to the Participant's participation in the Plan. The calculation for the Discretionary Matching Make Up Contribution, if any, shall be determined as follows:

                  STEP 1. Calculate the maximum Company matching contribution of the 401(k) Plan as if this Plan did not exist.

                  STEP 2. Calculate the maximum Company matching contribution of the 401(k) Plan taking into account the existence of this Plan.

                  STEP 3. Determine the amount of any potential lost benefit to the Participant of maintaining the Plan by subtracting the amount calculated in Step 2 from the amount calculated in Step 1.

                  The Company may designate all or a portion of any matching contributions for a Plan Year and allocate such amounts to the Company Contribution Account.

                  The following is an example of the determination process outlined in Steps 1 through 3:

                  ASSUMPTIONS:

                  -     Employee's total compensation is $150,000

                  - The Company matching contribution for the 401(k) Plan is 50% of the first 6% of compensation

                  - Employee defers 10% into the Plan and 10% into the 401(k) Plan:

                        Gross Compensation                    $150,000.00

                        Plan Employee Deferral                $(15,000.00)

                        Net Compensation before 401(k)        $135,000.00
                        Plan Employee Deferral

                        401(k) Plan Employee Deferral         $(13,500.00)

                        Net Compensation                      $121,500.00



                                       8.

                  STEP 1:

                  - Total Compensation is multiplied by the Company matching contribution for the 401(k) Plan

                  -     $150,000.00 x 6% x 50% = $4,500.00

                  - The maximum 401(k) match if the Plan did not exist is $4,500.00

                  STEP 2:

                  - Net Compensation before 401(k) Plan Employee Deferral is multiplied by the Company matching contribution for the 401(k) Plan

                  -     $135,000.00 x 6% x 50% = $4,050.00

                  -     The maximum 401(k) match with the Plan is $4,050.00

                  STEP 3:

                  - The maximum 401(k) match in Step 2 is subtracted from the 401(k) match in Step 1

                  -     $4,500.00 - $4,050.00 = $450.00

                  - The Discretionary Matching Make Up Contribution Amount for the Plan is $450.00

                  The Company, in its discretion, may change the formula used to determine the discretionary Company Matching Contributions or the Discretionary Matching Make Up Contributions.

      3.5 Selection of Deemed Investments. The Committee shall select the Deemed Investments whose performance will measure the amounts to be credited under
  Section 3.6 to the Account Balances of Participants. The selection of Deemed Investments shall be for bookkeeping purposes only, and the Company shall not be obligated actually to invest any money in the Deemed Investments, or to acquire or maintain any actual investment.

      3.6 Crediting of Earnings, Gains, Losses, and Changes in Value of Deemed Investments. The Committee shall determine, in its discretion, the exact times and methods for crediting or charging each Participant's Account Balance (and such Participant's Elective Deferral Account, Company Contribution Account, and any Annual Deferral Amount paid as a In-Service Distribution under Section 4.1) with the earnings on Deemed Investments. The Committee may, at any time, change the timing or methods for crediting earnings to Annual Deferral Amounts, Company Matching Contributions, Discretionary Matching Make-Up Contributions, and payments of benefits and withdrawals under this Plan; provided, however, that the times and methods for crediting or debiting such items in effect at any particular time shall be uniform among all Participants and Beneficiaries.

      3.7 FICA and Other Taxes. For each Plan Year in which a Participant elects an Annual Deferral Amount, the Participant's Employer(s) shall ratably withhold from that portion of the Participant's Base Annual Salary, Annual Bonus and/or Annual Commissions that is not being deferred, the Participant's share of FICA taxes on deferred amounts and any other taxes, which may be required


                                       9.

  or appropriate. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Section.

      3.8 Vesting.

            (a) A Participant shall at all times be one hundred percent (100%) vested in his or her Annual Deferral Amount and Elective Deferral Account.

            (b) A Participant shall be vested in his or her Company Contribution Account, if any, in accordance with schedules established by the Committee in its sole discretion which may vary among different types of contributions held in a Participant's Company Contribution Account.

            (c) Notwithstanding anything to the contrary contained in this
Section 3.8, in the event of a Change in Control, Retirement, or death a Participant's Company Contribution Account shall immediately become one hundred percent (100%) vested (if it is not already vested in accordance with the above vesting schedules).

            (d) Notwithstanding anything contained in this Plan to the contrary, in the event that any payment or benefit to a Participant or for a Participant's benefit paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise in connection with, or arising out of, a Change of Control, or any other event which constitutes a "change in control" within the meaning of Section 280G of the Code (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the benefits payable under this Plan shall be reduced (but not below zero), but only to the extent necessary so that no portion of the Payments shall be subject to the excise tax imposed by Section 4999 of the Code (the "Section 4999 Limit"). Unless otherwise determined by the Committee in its discretion, the Company shall reduce or eliminate the benefits payable under this Plan by first reducing or eliminating those benefits beginning with benefits which are to be paid the farthest in time from the Determination (as hereinafter defined).

                  (i) All determinations required to be made under this Section 3.8(d) (each, a "Determination") shall be made by the Company. The calculations shall be provided to the Participant upon request (provided that the Company or the Participant believe in good faith that any of the Payments may be subject to the Excise Tax); provided, however, that if the Company determines that no Excise Tax is payable by the Participant with respect to a Payment or Payments, Participant may request that a nationally recognized accounting firm designated by the Company and reasonably acceptable to the Participant (the "Accounting Firm") furnish the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) calendar days of delivery of the Determination to the Participant, the Participant shall have the right to dispute the Determination (the "Dispute"). The existence of any Dispute shall not in any way affect the Participant's right to receive the benefits under this Plan in accordance with the Determination. If there is no Dispute, the Determination by the Accounting Firm shall be final, binding, and conclusive upon the Company and the Participant, subject to the application of Section 3.8(d)(ii).

                  (ii) As a result of the uncertainty in the application of Sections 409A, 4999 and 280G of the Code, it is possible that the Payments either will have been made or will not have been made by the Company, in either case in a manner inconsistent with the limitations provided in this Section 3.8(d) (an "Excess Payment" or "Underpayment," respectively). If it is established pursuant to (i) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (ii) an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Participant made on the date the Participant received the Excess




                                      10.

Payment and the Participant shall repay the Excess payment to the Company on demand, together with interest on the Excess Payment to the Company on demand, together with interest on the Excess Payment at one hundred twenty percent (120%) of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually from the date of the Participant's receipt of such Excess Payment until the date of such repayment. If it is determined (i) by the Accounting Firm, the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Participant's satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Participant within ten (10) calendar days of such determination or resolution, together with interest on such amount at one hundred twenty percent (120%) of the applicable federal rate compounded semi-annually from the date such amount should have been paid to the Participant pursuant to the terms of this Plan or otherwise, but for the operation of this
Section 3.8(d), until the date of payment.

                                   ARTICLE 4

       IN-SERVICE DISTRIBUTION AND UNFORESEEABLE FINANCIAL EMERGENCIES

      4.1 In-Service Distributions. Subject to the Deduction Limitation, in connection with each election to defer an Annual Deferral Amount a Participant may elect to receive a future "In-Service Distribution" from the Plan with respect to that Annual Deferral Amount. The In-Service Distribution shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus earnings credited on such amount under Section 3.6. Subject to the other terms and provisions of this Plan, each In-Service Distribution elected shall be paid within sixty (60) days of the first day of the Plan Year that is three or more years after the first day of the Plan Year in which an Annual Deferral Amount is actually deferred. Notwithstanding the foregoing, should an event occur that triggers a benefit under Articles 5, 6, or 7, any Annual Deferral Amount plus (or minus) earnings, gains, losses, and changes in value credited (or debited) on such amount under Section 3.6, that is subject to an In-Service Distribution election under this Section 4.1 shall not be paid in accordance with this Section 4.1, but shall be paid in accordance with the other applicable Article of this Plan. The Participant may make a subsequent election to delay a payment of an In-Service Distribution if (a) the election is made twelve (12) months prior to the previously elected scheduled payment date (b) the election takes effect at least twelve (12) months after the date on which the election is made and (c) the new scheduled payment date with respect to which the election is made must be deferred for a period of at least five (5) years from the date the payment would have otherwise been made. In the event this Section 4.1 fails to meet the limitations or requirements of
  Section 409A of the Code and regulations promulgated thereunder, then this
  Section 4.1 shall be modified by action of the Committee to the extent necessary to satisfy the requirements of the Code and transitional relief provided with respect to Code Section 409A.

      4.2 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (a) suspend any deferrals required to be made by a Participant and/or (b) receive partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole and absolute discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. In the event this Section 4.2 fails to meet the limitations or requirements of Section 409A of the Code and regulations promulgated thereunder, then this Section 4.2 shall be modified by action of




                                      11.

the Committee to the extent necessary to satisfy the requirements of the Code and transitional relief provided with respect to Code Section 409A.

                                   ARTICLE 5

                               RETIREMENT BENEFIT

      5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

      5.2 Payment of Retirement Benefits. A Participant, in connection with his or her commencement of Participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method over a period of up to fifteen (15) years, with the portion of the Retirement Benefit which is yet to be distributed being credited with earnings as set forth in Section 3.6. The Participant may change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that (i) any such Election Form is submitted at least twelve (12) months prior to the Participant's Retirement (and complies with the Code and 409A transitional relief provided thereunder) (ii) the election takes effect at least twelve (12) months after the date on which the election is made and (iii) the first payment to which the election applies must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made; provided, however, no subsequent change in the method of payout may be made to the extent such change results in the acceleration of a distribution. For example, if a Participant has elected an Annual Installment Method, the Participant may not submit a new Election Form to the Committee to change the method of payment to a lump sum. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days from the date the Participant Retires. However, if the Participant is a "Key Employee" as defined in Code Section 416(i), as applied by Code Section 409A, and the stock of the Company is publicly-traded, the Participant's Retirement Benefit shall not be paid sooner than six (6) months following the Participant's separation of service as it may be defined with reference to Section 409A of the Code and transitional relief provided thereunder. Despite the foregoing, if the Participant's Account Balance at the time of his or her Retirement is less than ten thousand dollars ($10,000), payment of the Retirement Benefit will be made in a lump sum within sixty (60) days following Retirement. In the event this Section 5.2 fails to meet the limitations or requirements of the Code and 409A transitional relief provided thereunder, then this Section 5.2 shall be modified by action of the Committee to the extent necessary to satisfy the requirements of the Code and transitional relief provided with respect to Code Section 409A.

      5.3 Death Prior to Completion of Retirement Benefits. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.



                                      12.

                                   ARTICLE 6

                         PRE-RETIREMENT SURVIVOR BENEFIT

      6.1 Pre-Retirement Survivor Benefit. If a Participant dies before he or she Retires, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

      6.2 Payment of Pre-Retirement Survivor Benefits. The Pre-Retirement Survivor Benefit shall be paid in the payment period previously elected by the Participant for payment of the Retirement Benefit. The first (or only payment, if made in lump sum) shall be made within sixty (60) days of the Committee's receiving proof of the Participant's death.

                                   ARTICLE 7

                               TERMINATION BENEFIT

      7.1 Termination Benefits. Subject to the Deduction Limitation, if a Participant experiences a Termination of Employment prior to his or her Retirement, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance, valued as of the Termination date and credited with earnings in accordance with Section 3.6.

      7.2 Payment of Termination Benefit. A Participant's Termination Benefit shall be paid in a lump sum no later than sixty (60) days following the date of the Participant's Termination of Employment. However, if the Participant is a "Key Employee" as defined in Code Section 416(i), as applied by Code Section 409A, and the stock of the Company is publicly-traded, the Participant's Termination Benefit shall not be paid sooner than six (6) months following the Participant's separation of service as it may be defined with reference to
  Section 409A of the Code and transitional relief provided thereunder.

      7.3 Death Prior to Completion of Termination Benefits. If a Participant dies after Termination of Employment, but before the Termination Benefit is paid, the Participant's unpaid Termination Benefit shall be paid to the Participant's Beneficiary.

                                   ARTICLE 8

                            CHANGE IN CONTROL BENEFIT

      8.1 Change In Control. Notwithstanding anything herein to the contrary, upon a Change in Control of the Employer, each Participant shall become fully vested in his or her Account Balance.


                                      13.

                                   ARTICLE 9

                          DISABILITY WAIVER AND BENEFIT

      9.1 Disability Waiver.

            (a) Eligibility. By participating in the Plan, all Participants are eligible for this waiver.

            (b) Waiver of Deferral: Credit for Plan Year of Disability. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary, Director Fees, Annual Bonus and/or Annual Commissions for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

            (c) Return to Work. If a Participant returns to employment or service with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.2 above.

      9.2 Benefit Eligibility. A Participant suffering a Disability shall, for benefit purposes under this Plan but subject to Section 9.1, above, continue to be considered to be employed or providing services and shall be eligible for the benefits provided for in Articles 4, 5, 6, and 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion and for purposes of this Plan only, to deem a Participant's employment or service terminated for purposes of this Plan at any time after such Participant is determined to be permanently and totally disabled under the Employer's long-term disability plan or would have been determined to be permanently and totally disabled had he or she participated in such plan.

      9.3 Nonqualified Deferred Compensation Plan Rules. In the event this
  Article 9 fails to meet the limitations or requirements of the Code, inclusive of transitional relief provided under Section 409A, then this Article 9 shall be modified by action of the Committee to the extent necessary to satisfy the requirements of the Code.

                                   ARTICLE 10

                             BENEFICIARY DESIGNATION

      10.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

      10.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and


                                      14.

  the Committee's rules and procedures, as in effect from time to time. Where required by law or by the Committee, in its sole and absolute discretion, if the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

      10.3 Acknowledgement. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

      10.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2, and 10.3 above, or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be paid to the Participant's issue upon the principle of representation and if there is no such issue, to the Participant's estate.

      10.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its sole and absolute discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

      10.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 11

                                LEAVE OF ABSENCE

      11.1 Paid leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment or service of the Employer, the Participant shall continue to be considered actively employed by or in the service of the Employer for purposes hereof and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

      11.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of or service with the Employer, the Participant shall continue to be considered actively employed by the Employer for purposes hereof. Upon the earlier of the date the leave of absence expires or the date the Participant returns to paid employment or service, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld for the remainder of the Plan Year.



                                      15.

                                   ARTICLE 12

                   TERMINATION, AMENDMENT, OR MODIFICATION

      12.1 Termination. Each Employer reserves the right to terminate the Plan at any time with respect to Participants employed by the Employer or providing services to the Employer. Upon the termination of the Plan, the Participant's Account Balance shall be paid out in accordance with the Participant's prior elections and any overriding provisions of the Plan. Notwithstanding the foregoing, upon and for twelve (12) months following the occurrence of a Change in Control, an Employer shall have the right, in its sole and absolute discretion, to terminate the Plan and, notwithstanding any elections made by the Participant, to pay all such benefits in a lump sum, subject to the limitations of the Code and transitional relief provided with respect to Code
  Section 409A.

      12.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer; provided, however, that no amendment or modification shall be effective to decrease a Participant's Account Balance at the time of such amendment, calculated as though the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. In addition, no amendment or modification of the Plan shall affect the right of any Participant or Beneficiary who was eligible to or did Retire on or before the effective date of such amendment or modification to receive benefits in the manner he or she elected. However, no such amendment shall violate the limitations of the Code and transitional relief provided with respect to Code Section 409A.

      12.3 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, or 7 of the Plan shall completely discharge all obligations to a Participant under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 13

                                 ADMINISTRATION

      13.1 Committee Duties. This Plan shall be administered by a Committee, to be known as the Gen-Probe Incorporated Deferred Compensation Plan Committee, which shall consist of individuals approved by the Board, or, after the occurrence of a Change in Control, a third party who, before the occurrence of such Change in Control, was appointed by the Board to act as the Plan Administrator in the event of a Change in Control, and accepted such appointment. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including but not limited to, interpretations of this Plan and entitlement to or amount of benefits under this Plan, as may arise in connection with the Plan. Any Committee member must recuse himself or herself on any matter of personal interest to such member that comes before the Committee.

      13.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to any Employer.


                                      16.

      13.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

      13.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by the Committee or any of its members.

      13.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death, or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 14

                      ADMINISTRATION UPON CHANGE IN CONTROL

      14.1 Committee. For purposes of this Plan, the Committee shall be the Administrator at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the Administrator shall be an independent third party selected by the individual who, immediately prior to such event, was the Company's CEO or, if not so identified, the Company's highest ranking officer (the "Ex-CEO"); provided, however, the Committee, as constituted immediately prior to a Change in Control, shall continue to act as the Administrator of this Plan until the date on which the independent third party selected by the CEO accepts the responsibilities of Administrator under this Plan. Upon and after a Change in Control, the Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust except benefit entitlement determinations upon appeal; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may only be terminated (and a replacement appointed) by the Ex-CEO or, if not so identified, the Company's highest ranking officer prior to the Change in Control. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

      14.2 Benefit Review Committee. Upon and after the occurrence of a Change in Control, the Benefits Review Committee, as constituted immediately prior to a Change in Control, shall continue to review denied claims as provided in
  Article 15 of this Plan. In the event any member of the Benefits Review Committee resigns or is unable to perform the duties of a member of the Benefits Review


                                      17.

  Committee, successors to such members shall be selected by the Ex-CEO. Upon and after a Change in Control, the Benefits Review Committee shall have the discretionary power and authority to determine all questions arising in connection with the review of a denied claim as provided in Section 15.3. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Benefits Review Committee;
  (2) indemnify the Benefits Review Committee against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Benefits Review Committee hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Benefits Review Committee or its employees or agents; and (3) supply full and timely information to the Benefits Review Committee on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Benefits Review Committee may reasonably require. Upon and after a Change in Control, a member of the Benefits Review Committee may not be removed by the Company but may only be removed (and a replacement appointed) by the Ex-CEO.

                                   ARTICLE 15

                                CLAIMS PROCEDURE

      15.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.

      15.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing but not later than ninety (90) days (one hundred eighty (180) days if the Committee determines special circumstances apply):

            (a) That the Claimant's requested determination has been made, and that the claim has been allowed in full; or

            (b) That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                  (i) the specific reason(s) for the denial if the claim, or any part of it;

                  (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and


                                      18.

                  (iv) an explanation of the claim review procedure set forth in
      Section 15.3 below.

      15.3 Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant's duly authorized representative):

            (a) may review pertinent documents;

            (b) may submit written comments or other documents;

            (c) may request a hearing, which the Committee, in its sole discretion, may grant; and

            (d) will be provided, upon request, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim.

      The Committee will provide a decision on review within sixty (60) days following the filing, or one hundred twenty (120) days if special circumstances exist.

      15.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

            (a) specific reasons for the decision;

            (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

            (c) such other matters as the Committee deems relevant.

      15.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant's right to commence any arbitration proceeding with respect to any claim for benefits under this Plan.

      15.6 Arbitration. Any claim or controversy between Gen-Probe Incorporated and a Participant or Beneficiary which the parties are unable to resolve themselves, and which is not resolved through the claims procedure set forth in Article 15, including any claim arising out of a Participant's employment or service or the termination of that employment or service, and including any claim arising out of, connected with, or related to the formation, interpretation, performance, or breach of any provision of this Plan, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited binding arbitration by a single arbitrator in accordance with the following procedures:

            (a) In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within twenty one (21) days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both




                                      19.

parties. If a single arbitrator is not selected by mutual consent within ten
(10) business days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main San Diego office of either JAMS, the American Arbitration Association ("AAA") or the Federal Mediation and Conciliation Service. If, within three business days of the parties' receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

            (b) Unless the parties agree otherwise, within sixty (60) days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place in San Diego County agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place within San Diego County shall be designated by the arbitrator after consultation with the parties. Within thirty (30) days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator's award.

            (c) In any arbitration hereunder, the Company shall pay all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he/she/it wishes, pay up to one-half of those amounts. Each party shall pay its own attorneys' fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees. The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation. The parties shall be entitled to discovery as follows. Each party may take no more than three depositions. Company may depose the Participant or Beneficiary plus two other witnesses, and Participant or Beneficiary may depose Company, within the meaning of Rule 30(b)(6) of the Federal Rules of Civil Procedure, plus two other witnesses. Each party may make such reasonable document discovery requests as are allowed in the discretion of the arbitrator.

            (d) The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

            (e) This arbitration provision of the Plan shall extend to claims against any parent, Subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

            (f) Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate matter, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.


                                      20.

            (g) Any arbitration hereunder shall be conducted in accordance with the Federal Arbitration Act; provided, however, that, in the event of any inconsistency between the rules and procedures of the Act and the terms of this Plan, the terms of this Plan shall prevail.

            (h) If any of the provisions of this Section 15.6 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 15.6, and this
Section 15.6 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 15.6 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

            (i) The parties do not agree to arbitrate any putative class action or any other representative action. The parties agree to arbitrate only the claim(s) of a single Participant.

                                   ARTICLE 16

                                      TRUST

      16.1 Establishment of Trust. The Company shall establish the Trust, and the Employer(s) shall transfer over to the Trust such assets, if any, as the Committee determines, from time to time and in its sole discretion, are appropriate.

      16.2 Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Participant and the creditors of the Employers to the assets transferred to the Trust. The Employer(s) shall at all times remain liable to carry out their obligations under the Plan. The Employers' obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust. Any such distribution shall reduce the Employer's obligations under this Agreement.

                                   ARTICLE 17

                                  MISCELLANEOUS

      17.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable right, interest or claim in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, un-pledged, and unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future and the sole interest of a Participant and a Participant's beneficiaries shall be as a general creditor of the Company and any Employer.

      17.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.


                                      21.

      17.3 Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be un-assignable and non-transferable. No part of the amounts payable shall, prior to actual payments be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      17.4 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided.

      17.5 Not a Contract of Employment or Service. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment or service between any Employer and the Participant. Any employment or service is hereby acknowledged to be an "at will" relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an employee or a Director, or to interfere with the right of any Employer to discipline, demote, discharge or change the terms of employment at any time, with or without cause, of the Participant at any time.

      17.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

      17.7 Terms. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The masculine pronoun shall be deemed to include the feminine and vice versa, unless the context clearly indicates otherwise.

      17.8 Captions. The captions of the articles, Sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

      17.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of California.

      17.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail to:

            GEN-PROBE INCORPORATED
            ATTN:  VP OF HUMAN RESOURCES
            10210 GENETIC CENTER DRIVE
            SAN DIEGO, CA 92121-4362


                                      22.

            with copies to:

            General Counsel
            Fax: (858) 410-8564

            Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

            Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by, mail, to the last known address of the Participant.

      17.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

      17.12 Spouse's Interest. A Participant's Beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and the marriage is later dissolved or the spouse dies. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant or whose marriage with the Participant has been dissolved shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, or under the laws of intestate succession. Nothing herein is intended to preclude compliance with a valid domestic relations order that meets the qualifications of at Qualified Domestic Relations Order as defined in ERISA.

      17.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

      17.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. The Committee may require proof of minority, incompetency, incapacity, or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

      17.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or Committee has been named as a party.

      17.16 Legal Fees To Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board (which might then be composed of new members) or a stockholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company or its Employer has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover


                                      23.

  from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company or any successor thereto in any jurisdiction.

      IN WITNESS WHEREOF, the Company has signed this Plan Document as of June 30, 2005

                                    GEN-PROBE INCORPORATED

                                    a Delaware corporation

                                    By:    /s/ Henry L. Nordhoff
                                           _____________________________

                                    Title: /s/ President and CEO
                                           _____________________________


                                       24.